Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this Annual Report for the fiscal year ended December 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: May 22, 2012

John E. Bucci, Jr.
John E. Bucci, Jr.
President and Treasurer
(Principal Executive and Financial Officer)